Exhibit 99.1

Corporate Office 3800 American Blvd West. # 1250 Bloomington, MN 55431 Phone: 952.893.3200 Fax: 952.893.0704 www.uhs.com

CONTACT:	Bethany A. Oliver
Director of Marketing & Communications
Universal Hospital Services, Inc.
(952) 893-3288

UNIVERSAL HOSPITAL SERVICES, INC. ANNOUNCES SECOND QUARTER EARNINGS

CONTINUED SOLID GROWTH ACROSS ALL BUSINESS SEGMENTS

Bloomington, Minnesota, August 4, 2004/BusinessWire – Universal Hospital Services, Inc., (“UHS”) today announced financial results for the second quarter ended June 30, 2004.

Total revenues were $49.3 million for the second quarter of 2004, representing a 17.4% increase from total revenues for the same period of 2003. Gross profit increased by 14.7% to $21.2 million during the quarter. Through the first six months of 2004, revenues increased by 16.3% to $98.3 million, and gross profit increased by 11.9% to $43.4 million. Net loss for the quarter was $0.6 million, down $1.9 million from net income of $1.3 million last year.

“We are pleased with UHS’ second quarter results, which showed continued strong organic growth in our Services segment, solid results in our Medical Equipment Outsourcing segment, as well as the complete integration of the ACES, Advanced Therapeutics and Galaxy Medical acquisitions,” said President and CEO Gary Blackford. “Our pre-owned equipment sales are steadily increasing, we continue to have success in signing up new AMPP customers, and our re-entry into the Bariatrics market is also being very well received.”

“As predicted, we continue to see momentum building in our non-capital intensive Equipment Sales and Remarketing and Service businesses and foresee this trend continuing. In the second half of 2004, we will focus on aligning our sales and customer service roles to maximize the returns on our sales efforts, including the development of a National Accounts program” said Blackford.

Earnings before interest, taxes, depreciation and amortization (EBITDA*) for the second quarter of 2004 were $16.8 million compared to $15.4 million for the prior year. For the first six months of 2004 EBITDA was $35.2 million versus $32.9 million for the prior year, a $2.3 million or a 7.1% increase.

We will conduct a conference call regarding the Second Quarter 2004 results on Thursday, August 5th at 10:00 AM CDT. To participate, you may call (877) 284-1151 and indicate you would like to join in the UHS Second Quarter Results Call with Gary Blackford as the leader. A taped replay of this call will be available from 11:30 AM CDT on August 5th until 12:00 PM CDT on August 12th. The “Encore Dial-in” number is: (800) 642-1687 or (706) 645-9291, confirmation #8618176.

This call is being webcast by CCBN and can be accessed at the Universal Hospital Services, Inc. web site at www.uhs.com. Click on “Financials” and then on “Webcasts”. UHS will also use a slide presentation to facilitate the conference call discussion. A copy of the presentation may be obtained via the company’s Website by clicking in the “Financials” section and then on “Presentations” or by using this link http://www.uhs.com/uhsweb/uhsweb.nsf/vwPageKeyLkup/Presentations?OpenDocument.

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Corporate Office 3800 American Blvd West. # 1250 Bloomington, MN 55431 Phone: 952.893.3200 Fax: 952.893.0704 www.uhs.com

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

* EBITDA is not intended to represent an alternative to operating income or cash flows from operating, financing or investing activities (as determined in accordance with generally accepted accounting principles (GAAP)) as a measure of performance, and is not representative of funds available for discretionary use due to the Company’s financing obligations. EBITDA, as defined by the Company, may not be calculated consistently among other companies applying similar reporting measures. EBITDA is included herein because it is a widely accepted financial indicator used by certain investors and financial analysts to assess and compare companies and is an integral part of the Company’s debt covenant calculations. Management believes that EBITDA provides an important perspective on the Company’s ability to service its long-term obligations, the Company’s ability to fund continuing growth, and the Company’s ability to continue as a going concern. A reconciliation of EBITDA to operating cash flows is included on the attached Statements of Cash Flows.

About Universal Hospital Services, Inc.

Based in Bloomington, Minnesota, Universal Hospital Services, Inc. is the leading medical equipment lifecycle services company in the country, offering comprehensive solutions that maximize utilization, increase productivity and support optimal patient care resulting in capital and operational efficiencies. Universal Hospital Services currently operates through 13 regional service centers and more than 70 district offices, serving customers in all 50 states and the District of Columbia.

Universal Hospital Services, Inc.

3800 American Boulevard West, Suite 1250

Bloomington, MN 55431-4442

952-893-3200

www.uhs.com

* * * * * * * * * * * *

Corporate Office 3800 American Blvd West. # 1250 Bloomington, MN 55431 Phone: 952.893.3200 Fax: 952.893.0704 www.uhs.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Universal Hospital Services, Inc. (“UHS”) believes statements in this release looking forward in time involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: UHS’ history of net losses and substantial interest expense; UHS’ need for substantial cash to operate and expand its business as planned; UHS’ substantial outstanding debt and debt service obligations; restrictions imposed by the terms of UHS’ debt; a decrease in the number of patients our customers are serving; UHS’ ability to effect change in the manner in which healthcare providers traditionally procure medical equipment; UHS’ relationships with certain key suppliers and any adverse developments concerning these suppliers; the absence of long-term commitments with customers; UHS’ ability to renew contracts with group purchasing organizations and integrated delivery networks; UHS’ ability to acquire adequate insurance to cover claims; the fluctuation in our quarterly operating results; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; changes and trends in customer preferences, including increased purchasing of movable medical equipment; difficulties or delays in our continued expansion into certain businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes; consolidations in the healthcare industry; unanticipated costs or difficulties or delays in implementing the components of our strategy and plan and possible adverse consequences relating to UHS’ ability to successfully integrate acquisitions; actions by competitors; and the availability of and ability to retain qualified personnel, especially sales representatives. These and other risk factors are detailed in UHS’ Annual Report on Form 10K/A for the year ended December 31, 2003 filed with Securities and Exchange Commission.

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UHS 2nd Quarter 2004

4-Aug-04

UNIVERSAL HOSPITAL SERVICES, INC.

BALANCE SHEETS

(dollars in thousands except share and per share information)

	June 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Accounts receivable, less allowance for doubtful accounts of $1,850 and $1,750 at June 30, 2004 and December 31, 2003, respectively	$38,759	$33,943
Inventories	4,751	3,441
Deferred income taxes	2,060	2,205
Other current assets	2,049	1,961

Total current assets	47,619	41,550
Property and equipment, net:
Movable medical equipment, net	123,697	122,931
Property and office equipment, net	7,780	6,784

Total property and equipment, net	131,477	129,715
Intangible assets	59,998	48,954

Total assets	$239,094	$220,219

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities:
Current portion of long-term debt	$325	$284
Accounts payable	10,871	13,775
Accrued compensation and pension	6,970	7,699
Accrued interest	4,550	5,600
Other accrued expenses	3,712	2,010
Book overdrafts	393	3,891

Total current liabilities	26,821	33,259
Long-term debt, less current portion	295,230	270,798
Deferred compensation and pension	3,504	3,860
Deferred income taxes	2,060	2,205
Shareholders’ deficiency:
Common stock, $0.01 par value; 500,000,000 shares authorized, 123,425,618 and 122,768,962 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	1,234	1,228
Additional paid-in capital	693	—
Accumulated deficit	(87,692)	(88,375)
Accumulated other comprehensive loss	(2,756)	(2,756)

Total shareholders’ deficiency	(88,521)	(89,903)

Total liabilities and shareholders’ deficiency	$239,094	$220,219

UHS 2nd Quarter 2004

4-Aug-04

Universal Hospital Services, Inc.

Statements of Income

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Medical equipment outsourcing	$38,466	$34,603	$78,354	$70,567
Medical equipment sales, remarketing and disposables, and other	4,145	3,927	8,533	7,292
Technical and professional services	6,678	3,454	11,400	6,681
Total revenues	49,289	41,984	98,287	84,540
Costs of medical equipment outsourcing, sales and service	28,043	23,461	54,894	45,775

Gross margin	21,246	18,523	43,393	38,765
Selling, general and administrative	14,303	12,031	27,395	23,507

Operating income	6,943	6,492	15,998	15,258
Interest expense	7,484	4,329	14,933	8,680

(Loss) income before income taxes	(541)	2,163	1,065	6,578
Provision for income taxes	91	853	339	2,631

Net (loss) income	$(632)	$1,310	$726	$3,947

Additional information
EBITDA	$16,775	$15,425	$35,191	$32,855
EBITDA as a percentage of total revenues	34.0%	36.7%	35.8%	38.9%
Movable medical equipment (approximate number of units at end of period)			149,000	143,000
Offices (at end of period)			76	67
Number of hospital outsourcing customers (at end of period)			3,050	2,800
Number of total outsourcing customers (at end of period)			6,200	5,900
Movable medical equipment depreciation expense	$9,012	$7,948	$17,650	$15,800

UHS 2nd Quarter 2004

4-Aug-04

Universal Hospital Services, Inc.

Segmented Reporting

(dollars in thousands)

(unaudited)

2nd QUARTER RESULTS

	Outsourcing		Sales		Service		Consolidated
	2004	2003	2004	2003	2004	2003	2004	2003
Revenue	$38,466	$34,603	$4,145	$3,927	$6,678	$3,454	$49,289	$41,984
Cost	20,427	N/A	2,944	N/A	4,672	N/A	28,043	23,461
Gross Margin	$18,039	N/A	$1,201	N/A	$2,006	N/A	$21,246	$18,523
Gross Margin %	46.9%	N/A	29.0%	N/A	30.0%	N/A	43.1%	44.1%

YEAR TO DATE RESULTS

	Outsourcing		Sales		Service		Consolidated
	2004	2003	2004	2003	2004	2003	2004	2003
Revenue	$78,354	$70,567	$8,533	$7,292	$11,400	$6,681	$98,287	$84,540
Cost	40,711	N/A	6,296	N/A	7,887	N/A	54,894	45,775
Gross Margin	$37,643	N/A	$2,237	N/A	$3,513	N/A	$43,393	$38,765
Gross Margin %	48.0%	N/A	26.2%	N/A	30.8%	N/A	44.1%	45.9%

UHS 2nd Quarter 2004

4-Aug-04

	Percent of Total Revenues				Percent Increase (Decrease)
	Three Months Ended June 30,		Six Months Ended June 30,		Qtr 2 2004 Over Qtr 2 2003	Six Months 2004 Over Six Months 2003
	2004	2003	2004	2003
Medical equipment outsourcing	78.0%	82.4%	79.7%	83.5%	11.2%	11.0%
Medical equipment sales, remarketing and disposables, and other	8.5	9.4	8.7	8.6	5.6	17.0
Technical and professional services	13.5	8.2	11.6	7.9	93.3	70.6

Total revenues	100.0	100.0	100.0	100.0	17.4	16.3
Costs of medical equipment outsourcing, sales and service	56.9	55.9	55.9	54.1	19.5	19.9

Gross margin	43.1	44.1	44.1	45.9	14.7	11.9
Selling, general and administrative	29.0	28.6	27.8	27.9	18.9	16.5

Operating income	14.1	15.5	16.3	18.0	7.0	4.9
Interest expense	15.2	10.3	15.2	10.2	72.9%	72.0

(Loss) income before income taxes	(1.1)	5.2	1.1	7.8	NM	(83.8)
Provision for income taxes	0.2	2.0	0.4	3.1	NM	(87.1)

Net (loss) income	(1.3%)	3.2%	0.7%	4.7%	NM	(81.6%)

UHS 2nd Quarter 2004

4-Aug-04

Universal Hospital Services, Inc.

Statements of Cash Flows

(dollars in thousands)

	Six Months Ended June 30,
	2004	2003
	(unaudited)
Cash flows from operating activities:
Net income	$726	$3,947
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,062	16,879
Amortization of intangibles	131	718
Accretion of bond discount	—	265
Provision for doubtful accounts	618	386
Non-cash stock-based compensation expense	—	106
Gain (loss) on sales/disposal of equipment	(272)	165
Deferred income taxes	—	2,496
Changes in operating assets and liabilities, net of impact of acquisition:
Accounts receivable	(5,105)	(2,609)
Inventories and other operating assets	(1,402)	(875)
Accounts payable and accrued expenses	4,775	(783)

Net cash provided by operating activities	18,533	20,695

Cash flows from investing activities:
Movable medical equipment purchases	(27,130)	(18,105)
Property and office equipment purchases	(2,405)	(1,101)
Proceeds from disposition of movable medical equipment	1,714	1,097
Acquisitions	(11,391)	—
Other	(908)	(1,501)

Net cash used in investing activities	(40,120)	(19,610)

Cash flows from financing activities:
Proceeds under loan agreements	61,589	33,550
Payments under loan agreements	(37,161)	(31,987)
Repurchase of common stock	(43)	—
Payment of deferred financing cost	—	(5)
Proceeds from issuance of common stock, net of offering costs	700	30
Change in book overdraft	(3,498)	(2,673)

Net cash provided by (used in) financing activities	21,587	(1,085)

Net change in cash and cash equivalents	$—	$—

Supplemental cash flow information:
Interest paid	$15,142	$8,523

Income taxes paid	$29	$213

Movable medical equipment purchases in accounts payable	$3,231	$4,821

Movable medical equipment additions	$19,858	$17,190

Additional information
Net cash provided by operating activities	$18,533	$20,695
Changes in operating assets and liabilities	1,732	4,267
Other non-cash expenses	(346)	(922)
Current income taxes	339	135
Interest expense	14,933	8,680

EBITDA	$35,191	$32,855